EXHIBIT 24.1

ASSURANT, INC.

POWER OF ATTORNEY

The undersigned directors and officers of Assurant, Inc., a Delaware corporation, hereby constitute and appoint J. Kerry Clayton, Michael J. Peninger, John A. Sondej and, Katherine Greenzang, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, to be filed by Assurant, Inc., required by the Securities and Exchange Act of 1934, or any amendment to such report, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or the substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title

/s/J. Kerry Clayton	Interim President and Chief Executive Officer
J. Kerry Clayton	(Principal Executive Officer)

/s/ Michael J. Peninger	Interim Chief Financial Officer
Michael J. Peninger	(Principal Financial Officer)

/s/ John A. Sondej	Senior Vice President and Controller
John A. Sondej	(Principal Accounting Officer)

/s/ John Michael Palms	Director
John Michael Palms

Assurant, Inc.

Power of Attorney

/s/ Robert J. Blendon	Director
Robert J. Blendon

/s/ Beth L. Bronner	Director
Beth L. Bronner

/s/ Howard L. Carver	Director
Howard L. Carver

/s/ Juan N. Cento	Director
Juan N. Cento

/s/ Allen R. Freedman	Director
Allen R. Freedman

/s/ Charles J. Koch	Director
Charles J. Koch

/s/ David B. Kelso	Director
David B. Kelso

/s/ H. Carroll Mackin	Director
H. Carroll Mackin

/s/ Robert B. Pollock	Director
Robert B. Pollock

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